CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Energy West, Incorporated
We consent to the incorporation by reference in the registration statement of Energy West, Incorporated on Form S-8 (File No. 333-123341) filed on March 16, 2005 of our report dated September 21, 2006 relating to our audit of the consolidated financial statement, which report appears in Energy West, Incorporated’s Annual Report on Form 10-K for the year ended June 30, 2006.
/s/ HEIN & ASSOCIATES LLP
Denver, Colorado
September 26, 2006